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                                                                    EXHIBIT 23.1

                             ACCOUNTANTS' CONSENT

The Board of Directors
Sunrise Medical Inc.:

We consent to incorporation by reference in the Registration Statement No. 33-44082 on Form S-4, Statement No. 33-81316 on Form S-4, Statement No. 33-49500 on Form S-3, Statement No. 33-88216 on Form S-8, Statement No. 33-82842 on Form S-8, Statement No. 33-39887 on Form S-8, Statement No. 33-35797 on Form S-8 and Statement No. 33-13460 on Form S-8 of Sunrise Medical Inc. of our report dated August 11, 1995, relating to the consolidated balance sheets of Sunrise Medical Inc. and subsidiaries as of June 30, 1995 and July 1, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows and related financial statement schedules for each of the years in the three-year period ended June 30, 1995, which report appears in the June 30, 1995 annual report on Form 10-K of Sunrise Medical Inc.

Los Angeles, California
September 20, 1995

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